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                                                                  EXHIBIT 3.1(a)

                                 --------------------

                                      CORRECTED
                               CERTIFICATE OF AMENDMENT
                                          OF
                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                             FIRST PACIFIC NETWORKS, INC.

                    Pursuant to Section 103 and 242 of the General
                       Corporation Law of the State of Delaware

                                 --------------------

    First Pacific Networks, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 103(f) of the General Corporation Law of the Stae of Delaware, hereby certifies:

    1. That the Certificate of Amendment of Restated Certificate of Incorporation of First Pacific Networks, Inc. which was filed with the Secretary of State of the Sate of Delaware on September 26, 1996 is an inaccurate record of the corporate action therein referred to.

    2. That said Certificate of Amendment was inaccurate in that it inadvertently misstated the total number of shares of all classes of stock which the Corporation shall have the authority to issue as 90,000,00 rather than 96,060,000 and omitted the reference to 6,060,000 shares of Preferred Stock, par value $.001 per share which were authorized and inadvertently referenced approval of the stockholders by written consent rather than by vote at a meeting of stockholders.

    3.   That said Certificate of Amendment in correct form is as follows:

    First Pacific Networks, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the Corporation's Board of Directors has duly adopted the following resolution:

    RESOLVED, that the first paragraph of Article III of the Restated Certificate of Incorporation is hereby amended to read as follows:

         1. AUTHORIZATION. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 96,060,000, consisting of 90,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock") and 6,060,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").


                                            CERTIFICATE OF AMENDMENT OF RESTATED
                                                    CERTIFICATE OF INCORPORATION

                                                                  EXHIBIT 3.1(a)


         2. That the proposed amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and that such action was taken at an annual meeting of the stockholders of the Corporation, duly called and held, upon notice in accordance with
         Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    The Corporation has caused this Corrected Certificate of Amendment of Restated Certificate of Incorporation to be signed by Kenneth W. Schneider, its Chief Financial Officer, this 26th day of September, 1996.

                                       FIRST PACIFIC NETWORKS, INC.


                                       By: /s/ Kenneth W. Schneider
                                          ------------------------------------
                                       Kenneth W. Schneider, Vice President of
                                       Finance and Chief Financial Officer


                                            CERTIFICATE OF AMENDMENT OF RESTATED
                                                    CERTIFICATE OF INCORPORATION